Lehman Brothers
Customer Account Services
P.O. Box 3760
New York, NY  10008-3760
________
Client Agreement                            CPI 3025


Before you sign this agreement, read it thoroughly and return this completed and signed agreement to Lehman Brothers at the address on the left side of this page. Subsequently you will receive literature containing important information about new accounts. Read the information carefully and retain it for future reference.


Account Number
Branch        Account        T     C     IR


___________________________________________________________________________
Account Title/Name

___________________________________________________________________________
Account Title/Name

___________________________________________________________________________
Mailing Address


A. Client Acknowledgement. I (we) hereby acknowledge that I (we) have read, understand and agree to the terms of this agreement. If this is a joint account, we further acknowledge that we have read, understand and agree to the terms of this agreement contained in paragraph 21. Note: Texas residents must execute a Texas Joint Account Supplement agreement (form
3882). I (We) acknowledge that I (we) have received a copy of the agreement which contains a pre-dispute arbitration clause at Paragraph 22; I (We) have read it and agree to its terms.



1. Account Owner's Signature    Date    2.  Account Owner's Signature    Date

___________________________________________________________________________
3. Account Owner's Signature    Date    4.  Account Owner's Signature    Date

___________________________________________________________________________

B. Name Disclosure. Please indicate your choice as to the release or withholding of your name, address and securities positions to issuing corporations

  NO, I do not want my name, address and securities positions disclosed to any companies, upon their request, in which I own securities that are being held for me at Lehman Brothers Inc. ("Lehman") or any firm acting as a clearing broker for Lehman.
  Yes, I do want

C. Money Market Fund Agreement. Lehman will be authorized (but not required) to invest or "sweep" available cash in your account into one of its money market funds unless you elect otherwise below. If you want to choose a particular money market fund or you do not want available cash swept into a money market fund, please indicate below. If you wish to discuss or change your choice of money market funds, please contact your Investment Representative.
(Note to Wisconsin residents: You must indicate below specifically whether or not you wish to have a money market sweep for your account)
  NO, I do not want cash balances in my account to be automatically swept into a money market fund.
  YES, I want the cash balances in my account automatically swept into the fund of my choice.

D. Joint Account With Rights Of Survivorship. If the account has more than one owner, this agreement establishes a Joint Account With Rights of Survivorship. If you and the other account owners wish to establish a Tenancy in Common instead, each of you must execute a Joint Account Agreement As Tenants in Common in addition to this Client Agreement. Note: Texas residents must execute a Texas Joint Account Supplement agreement (form
3882).


E. Margin Account Agreement. Complete this section only if you accept the margin agreement described in paragraph 16 through 19 of this agreement.
In consideration of your opening and maintain in one or more margin accounts on my behalf, I (we) hereby acknowledge that I (we) have read, understand and agree to the terms of a margin account contained in paragraphs 16 through 19 of this agreement. By signing this agreement, I (we) acknowledge that my
(our) securities may be loaned to you or loaned out to others. If this is a joint account, all parties must sign.



1. Account Owner's Signature    Date    2.  Account Owner's Signature    Date

___________________________________________________________________________
3. Account Owner's Signature    Date    4.  Account Owner's Signature    Date

___________________________________________________________________________

F. Tax Certification. Under penalties of perjury, I certify that the number show below (and to the left) is my correct taxpayer identification number or if not, then the number I have entered below (and to the right) is my correct tax identification number, and that I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding (see below), or (c) I am exempt from backup withholding (see below). Note: You must cross out (b) above if you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

For those exempt from backup withholding (see instructions on page 4), write the word "EXEMPT" here: ______________________

Note for joint accounts: The Social Security Number of this account is the number of the client whose name appears first in the account title. Do not enter the number of any other account owner.



The Social Security Number or Tax Identification Number on Lehman Brothers' records is:

Taxpayer Identification Number

  The Social Security Number or Tax Identification Number shown to the left is incorrect. The CORRECT number is:

Taxpayer Identification Number